UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

GOLD.COM, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36347	11-2464169
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1550 Scenic Avenue Suite 150
Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 455-4653

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GOLD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

On September 14, 2026, Cary Dickson submitted his resignation from his position as Executive Vice President and Chief Financial Officer of Gold.com, Inc. (the “Company”) effective September 18, 2026.

Appointment of Chief Financial Officer

Effective September 18, 2026, Jill Van, age 55, currently the Company’s Executive Vice President, Controller and Assistant Secretary, will become the Company’s Chief Financial Officer and assume the responsibilities of the Company’s principal financial officer and principal accounting officer.

Ms. Van joined the Company in June 2025 as Senior Vice President and Controller and was promoted to Executive Vice President in January 2026. Ms. Van has more than 25 years of experience spanning global public accounting firms and privately held, entrepreneurial businesses. She served as Interim CFO at Hardesty LLC from April 2024 through June 2025, as Audit Partner at RSM US LLP from March 2023 through March 2024, and as CFO and Shareholder of Shew Enterprise from August 2019 through March 2023. Ms. Van worked in various capacities, including as Audit Partner, at Grant Thornton LLP for 20 years, where she led SEC reporting engagements, IPO audits, and complex transactions across diverse industries including manufacturing, construction, technology, real estate, and medical devices. Ms. Van holds a Master of Accounting from the University of Southern California and is a Certified Public Accountant (CPA).

There are no arrangements or understandings between Ms. Van and any other persons pursuant to which she was selected as an officer of the Company. There are also no family relationships between Ms. Van and any director or executive officer of the Company, and Ms. Van does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has entered into an employment agreement with Ms. Van, which includes these principal terms:

•
The term of the agreement is September 18, 2026 through June 30, 2029.
•
Base salary is $500,000 per annum.
•
An annual discretionary bonus at a target level of 50% of salary, to be determined by the Compensation Committee and the Board of Directors, will be payable after the end of each fiscal year.
•
On September 18, 2026, Ms. Van will be granted a number of restricted stock units (“RSUs”) equal to $500,000 (as calculated in accordance with the agreement), vesting in equal parts on June 30, 2027, 2028, and 2029, subject to accelerated vesting in specified circumstances. Each RSU represents the contingent right to receive one share of the Company’s common stock, with dividend equivalents accrued thereon. The RSUs will be granted under the Company’s 2014 Stock Award and Incentive Plan, as amended and restated.
•
Benefits, including medical coverage and disability insurance, will be provided during the term of employment.

Item 8.01 Other Events.

On September 18, 2026, the Company issued a press release announcing Mr. Dickson’s resignation as Executive Vice President and Chief Financial Officer and the appointment of Ms. Van as Executive Vice President and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release issued by Gold.com, Inc., dated September 18, 2026.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD.COM, INC.

Date:	September 18, 2026	By:	/s/ Carol Meltzer
		Name: Title:	Carol Meltzer General Counsel and Secretary